                                                                   Exhibit 10.24

                * CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
                   PORTION HAS BEEN FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.

                        EXCLUSIVE DISTRIBUTION AGREEMENT

This Exclusive Distribution Agreement is made this 2nd day of February 1966 by and between Cordis Corporation, a Florida corporation doing business at 14201 N.W. 60th Avenue, Miami Lakes, FL 33014, USA ("Cordis") and EndoSonics Corporation, a Delaware corporation doing business at 6616 Owens Drive, Pleasanton, CA, USA ("EndoSonics").

                                   WITNESSETH:

WHEREAS, Cordis and EndoSonics entered into a formal Distribution Agreement on the 29th day of August, 1994 that was followed by an Agreement to Amend on July 20, 1995;

WHEREAS, Cordis S.A. (Belgium) and EndoSonics Nederland B.V., a wholly owned subsidiary of EndoSonics, entered into a formal Exclusive Distribution Agreement on the first day of November, 1994 that was followed by an Agreement to Amend on December 20, 1994 and a Second Agreement to Amend on the first day of June, 1995;

WHEREAS, Cordis, Cordis S.A. (Belgium), and EndoSonics, EndoSonics Nederland B.V, mutually desire to extend their business relationships, replacing said agreements by this Agreement between Cordis and EndoSonics;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.        SECTION 1: DEFINITIONS

          As used herein the following terms when used in their capitalized form shall have the following meanings (such meanings shall be equally applicable to both the singular and the plural forms of each term):

1.1. "Act" shall mean any act, statute, or regulation of any kind governing the products in the Territory or part of the Territory, including the United States Federal Food, Drug and Cosmetic Act (21 U.S.C.
         Sections 301-392 (1993)).

1.2. "Agreement" shall mean this Exclusive Distribution Agreement, as amended, modified, or supplemented from time to time.

1.3. "Confidential Information" shall have the meaning provided in Section 20 hereof.

1.4. "Delivery Schedule" shall have the meaning provided in Section 6 hereof.

1.5. "Disclosure Letter" shall have the meaning provided in Section 2.1 hereof.

1.6.      "Dollars" or "$" shall mean United States Dollars.

1.7. "GMPs" shall mean the good manufacturing practices for medical devices set forth by any Act governing the products in the Territory or part of the Territory, including United States 21 C.F.R. Section 820 (1993).

1.8. "Minimum Purchase Amount" shall have the meaning provided in Section 5 hereof.

1.9. "Person" shall mean any individual, partnership, corporation, trust or other entity.

1.10.     "Products" shall mean the products as defined in Exhibit A.

1.11.     "Records" shall have the meaning provided in Section 8 hereof.

1.12.     "Renewal Term" shall have the meaning provided in Section 3.1 hereof.

1.13.     "System" shall mean any of the systems as defined In Exhibit A.

1.14.     "Term" shall have the meaning provided in Section 3.1 hereof.

1.15. "Territory" shall mean the geographical territory of North America, Europe, the Middle East and Africa as further defined in Exhibit E and explained in Section 2 hereof.

1.16. "Trademarks" shall mean each trademark, trade name, service marks, the name "EndoSonics" or any derivation thereof, brand names, signs, symbols or slogans now or hereafter used by EndoSonics in connection with the Products.

2. SECTION 2: APPOINTMENT; TERMINATION OF EXISTING DISTRIBUTORS; AMENDMENT OF TERRITORY; RELATIONSHIP OF PARTIES

2.1       Appointment:

          EndoSonics hereby appoints Cordis as its exclusive distributor of the Products in the Territory, except in those geographic areas where EndoSonics currently has distributor relationships as disclosed in the disclosure letter incorporated as Exhibit F ("Disclosure Letter"). Cordis hereby accepts such appointment. Upon termination or expiration of the distributor relationships disclosed in the Disclosure Letter, as set forth in Section 2.2 below, Cordis shall have the exclusive right within the Territory to obtain Products from EndoSonics hereunder and to market and distribute the Products. Cordis shall not distribute or otherwise promote the Products in any way in the geographic areas where EndoSonics has current distributor relationships, disclosed in the Disclosure Letter, without the prior written authorization of EndoSonics.

          Subject to the terms and conditions of this Agreement, during the Term and each Renewal Term, if any, EndoSonics shall not appoint any other distributor, sales agent or other representative with responsibility for the sale, distribution or marketing of the Products in the Territory.

          During the Term and each Renewal Term, if any, Cordis shall not sell or commercially promote in the Territory products that compete with Products, nor shall Cordis represent, or provide either directly or indirectly marketing services to, any manufacturer or distributor in the Territory, that relate to such competing products.

                                       2.

2.2       Termination of Existing Distributors:

          EndoSonics shall, in consultation with Cordis, use its best efforts to efficiently and effectively terminate the business relationships and/or contractual obligations with its current distributors other than Cordis, or Cordis-appointed distributors, pursuant to the Disclosure Letter. To the extent that such termination would involve a breach of contract with EndoSonics' current distributors, EndoSonics and Cordis shall negotiate in good faith the sharing of cost, if any, incurred by EndoSonics in terminating such contractual obligations.

2.3       Relationship of Parties:

          The relationship of Cordis to EndoSonics hereunder shall be solely that of an independent contractor. Cordis and EndoSonics each acknowledge and agree that neither Cordis nor EndoSonics is an employee, employer, agent, partner, or joint venturer of the other.

          Neither Cordis nor EndoSonics shall have or hold itself as having the right or authority to assume or create any obligation or responsibility, whether express or implied, on behalf of or in the name of the other, except with the express written authorization of the other.

3.        SECTION 3: TERM - TERMINATION

3.1.      Term:

          The term ("Term") of this Agreement shall commence on January 1, 1996, and, unless terminated sooner pursuant to the provisions of Section 3.2, shall terminate on December 31, 1998; provided, however, that this Agreement may be extended for successive one-year periods (each such period, a "Renewal Term") upon the mutual written consent of the parties.

3.1       Termination of Agreement:

          This Agreement shall terminate upon the happening of any of the following events:

          (a) either party's failure to cure the breach of any material term, covenant, or condition of this Agreement within 30 days after the breaching party receives notice of such breach;

          (b) immediately upon written notice to one party upon the change in the structure or organization of the other party including, without limitation, the acquisition or merger of the other party, except for the contemplated merger between Johnson & Johnson and Cordis Corporation;

         (c) immediately upon written notice upon either party's cessation to function as a going concern; or

          (d) immediately upon written notice upon either party's dissolution, liquidation, insolvency, bankruptcy, assignment for the benefit of creditors or admission in writing of its inability to pay its debts as they mature.

                                       3.

3.3.      Obligations upon Termination or Expiration:

          If this Agreement is terminated by Cordis, pursuant to Section 3.2, Cordis shall have no further obligation to EndoSonics except with respect to payment for Products accepted by Cordis or shipped by EndoSonics prior to such termination, provided the sale of such Products is not restricted by a regulatory authority having jurisdiction over the Products.

          Upon complete termination or expiration of this Agreement, all rights granted by EndoSonics to Cordis shall cease immediately, except that Cordis may sell, market or distribute any Products for a period of [*] following such termination for which it has paid the full purchase price after such termination or expiration. If Cordis has not sold, marketed or distributed its remaining inventory of the Products at the expiration of such [*] period, EndoSonics may extend such [*] period for an additional [*]. If EndoSonics refuses to extend such [*] period, EndoSonics shall purchase all of Cordis' remaining inventory of the Products that are in new and unused condition at Cordis' purchase price; provided, however, that EndoSonics shall only be required to pay Cordis fair market value for any Products having an expired sterilization or expiration date.

          If Cordis terminates this Agreement pursuant to Section 3.2, or if EndoSonics terminates this Agreement [*]. Additionally, Cordis' maximum liability under this Agreement shall be limited to [*].

4.        SECTION 4: PRICE; PAYMENT TO CORDIS; PAYMENT TO EndoSonics; ORDERS

4.1.      Price:

          EndoSonics shall sell the Products to Cordis at prices and conditions set forth in Exhibit A. During the Term, EndoSonics and Cordis shall jointly review Products and prices every 6 months.

4.Z       Payment to Cordis:

          In the event EndoSonics ships Products directly to Cordis' customers in the Territory, invoices such customers and receives full payment therefor, EndoSonics shall pay Cordis an amount equal to [*] less the sum of (a) [*] and (b) [*].

4.3.      Payment to EndoSonics:

          EndoSonics shall invoice Cordis for all Products purchased by Cordis and Cordis shall pay EndoSonics within [*] from the date of receipt of each such invoice. No part of any amount payable to EndoSonics hereunder may be reduced due to any counterclaim, set-off, adjustment or other right which Cordis might have against EndoSonics, any other party or otherwise.

                * CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
                  PORTION HAS BEEN FILED SEPARATELY WITH THE
                     SECURITIES AND EXCHANGE COMMISSION.

                                       4.

4.4.      Orders:

          All orders for Products submitted by Cordis shall be initiated by a written Cordis purchase order. Such purchase orders may set forth a delivery date, shipping schedules, destination and other instructions. Shipping schedules specified in any purchase order shall be binding on EndoSonics unless EndoSonics objects in writing within 5 days of the receipt of such purchase order. All North America orders for Products shall be placed with EndoSonics Corporation, USA. All Europe, Middle East and Africa orders for Products shall be placed with EndoSonics Europe B.V., The Netherlands.

          Notwithstanding anything to the contrary, Cordis shall have no right to cancel purchase orders accepted by EndoSonics except if the Agreement is terminated pursuant to Section 3.2(b)-(e), or to the extent the sale of the Products is restricted by a regulatory authority having jurisdiction over the Products, in which case Cordis shall be proportionally excused from the Minimum Purchase Amount obligations under Section 5.

          At Cordis' request, EndoSonics shall ship the Products directly to Cordis' customers. In such case EndoSonics will invoice Cordis for any applicable freight, handling, insurance, customs duties, taxes and related charges. EndoSonics may, upon the written approval of Cordis, make deliveries of shipments in installments or at times different than those stated in purchase orders corresponding to shipped Products. Such partial shipments shall be billed upon shipment by EndoSonics. Unless Cordis requests otherwise, all Products ordered by Cordis shall be packed for shipment and storage in accordance with EndoSonics' standard commercial practices. It is Cordis' obligation to notify EndoSonics of any special packaging requirements (which shall be at Cordis' expense). EndoSonics shall use best commercial efforts to deliver Products no later than the date specified for such delivery on the relevant purchase order for such Products and no earlier than the date ten days prior to such specified date. Risk of loss and damage to a product shall pass to Cordis upon delivery of such Products to a carrier of EndoSonics' choice. In the event of any discrepancy between any term of any purchase order and this Agreement, the terms of this Agreement shall govern.

5.        SECTION 5: MINIMUM PURCHASE AMOUNT

          During the Term, Cordis shall use reasonable efforts to purchase Products for minimum annual purchase amounts (the "Minimum Purchase Amount") as set forth in Exhibit B.

          For the purposes of this provision, a "purchase" of Products within the time periods as stipulated in Exhibit B shall mean EndoSonics' shipment of such Products on or before the last day of each of such time periods. Cordis' failure to meet the Minimum Purchase Amount for any calendar year shall constitute a material breach and basis for termination of this Agreement under Section 3.

          If EndoSonics fails to make Products resulting from its "Pinnacle" development program commercially available to Cordis by April 30, 1996, Cordis shall be proportionally excused from meeting the Minimum Purchase Amount.

                                       5.

6.        SECTION 6: DELIVERY SCHEDULE

          Upon execution of this Agreement, Cordis shall provide EndoSonics with a six-month rolling forecast which includes a two-month binding delivery schedule (the "Delivery Schedule"). The rolling forecast shall be updated monthly by Cordis. Unless otherwise agreed between parties or stipulated on a binding purchase order, EndoSonics shall use best commercial efforts to deliver the Products (a) within 3 months of the placement of a purchase order by Cordis in the event such order was not part of the Delivery Schedule (b) within 2 months of the placement of a purchase order by Cordis in the event such order was part of the Delivery Schedule. If EndoSonics is not able to deliver the Products as mentioned above, nor to respect other delivery dates specifically agreed to or binding between the parties, Cordis shall then have the option to cancel the order and be proportionally excused from the Minimum Purchase Amount obligations under Section 5. The repeated failure by EndoSonics to deliver Products as set forth above shall be considered a material breach of this Agreement and, at Cordis' option, a basis for termination pursuant to Section 3.2(a).

7.        SECTION 7: ADVERTISING

          Cordis shall initiate promotions and advertisements to market the Products in the Territory. All costs associated with any such activities shall be borne by Cordis.

          EndoSonics shall, on an ongoing basis, provide to Cordis all designs, artwork, commercial and technical data and informational material created by EndoSonics in connection with the Products to facilitate the production of promotional and advertising materials by Cordis.

8.        SECTION 8: MAINTENANCE OF RECORDS

          Cordis and EndoSonics shall, in compliance with applicable law, including GMPs, maintain accurate records (the "Records") regarding the Products including, without limitation, records of direct sales of products to third parties, lot numbers, serial numbers, and other manufacturing documentation necessary to ensure traceability of Products. The Parties shall retain the Records pursuant to the GMPs and applicable law.

9.        SECTION 9: TRADEMARKS AND PROTECTION OF PROPRIETARY RIGHTS

9.1.      Registration of Trademarks:

          EndoSonics shall, at its expense, use reasonable efforts to protect and maintain all registrations, filings and issuance of its Trademarks in full force and effect.

9.2.      Title:

          The proprietary rights of EndoSonics in and to the Products and any items related thereto are protected by the law of copyright, trademark, trade secrets and unfair competition. Cordis shall have no proprietary interest whatsoever in the Trademarks.

                                       6.

9.3.      Notification of Infringement:

          Cordis shall promptly notify EndoSonics of any infringement, of which Cordis has knowledge, of the proprietary rights of EndoSonics in and to the Products or the Trademarks in the Territory and shall cooperate with EndoSonics in any action by EndoSonics to investigate or remedy any such infringement. All costs and expenses of investigating and remedying any such infringement shall be borne by EndoSonics.

9.4.      Use of Trademarks and Software License:

          EndoSonics hereby grants to Cordis a non-exclusive license to use the Trademarks for the purpose of identifying and marketing the Products in the Territory. Any use of the Trademarks will be in accordance with such instructions as EndoSonics may give Cordis from time to time.

          Upon the expiration or earlier termination of this Agreement, the non-exclusive license granted hereunder to Cordis shall expire and Cordis shall immediately cease using the Trademarks; provided, however, that Cordis may continue to use such Trademarks to market, distribute or sell any inventory of the Products in Cordis' possession at the time of such expiration or termination as permitted pursuant to section 3.3. Except for its affiliated companies, distributors and agents, Cordis shall not grant any sublicenses to use the Trademarks to any Person, agent or other party without the prior written consent of EndoSonics in each instance.

          For each System sold, EndoSonics is licensing Cordis and its end customer with a one-time paid in full perpetual license to use the EndoSonics software, related updates and later releases on the specific System sold.

9.5.      Quality Control:

          In order to comply with EndoSonics' quality control standards, Cordis shall (a) use the Trademarks in compliance with all relevant laws and regulations in the Territory; (b) accord EndoSonics, after previous written request, the right to inspect all marketing and promotional materials in Cordis' possession containing the Trademarks in order to confirm that Cordis' use of such Trademarks is in compliance with this Agreement; and (c) not modify any of the Trademarks in any way and not use any of the Trademarks on any goods or services other than the Products or in connection therewith. In the event EndoSonics has a good faith and substantial reason to believe that Cordis is not complying with this provision, EndoSonics may, within 30 days of a written notification to Cordis stating and justifying the reasons, suspend Cordis' right to use the Trademarks until such time as Cordis gives EndoSonics adequate assurances that it has taken corrective measures and that it will thereafter comply with this provision.

9.6.      Cordis Trademarks:

          EndoSonics shall not, without the prior written consent of Cordis in each instance, use in any manner whatsoever, Cordis' name, its trademarks, logos, symbols or other images of Cordis or of any party affiliated therewith.

                                       7.

10.       SECTION 10: MEETINGS; EXHIBITS

10.1.     Training Meetings:

          Cordis shall periodically make arrangements for EndoSonics' representatives to conduct training meetings with Cordis' sales force in the various countries of the Territory. EndoSonics and Cordis shall mutually agree on the date, time and location of such meetings and on the apportionment of the costs of such meetings.

10.2.     Exhibits:

          Cordis and EndoSonics shall cooperate and assist each other in the presentation and exhibition of Products on symposia, conventions and such other professional gatherings as the parties shall mutually choose.

11.       SECTION 11: REPRESENTATIONS AND WARRANTIES OF CORDIS

          Cordis represents and warrants to EndoSonics that as of the date hereof and at all times during the period of this Agreement:

          (a) it has the power to execute, deliver and perform the terms and conditions of this Agreement and has taken all the necessary action to authorize the execution, delivery and performance hereof;

          (b) the execution, delivery and performance of this Agreement will not contravene any provision of any law, statute, rule, regulation or policy of any local, state or governmental authority of which it is actually aware;

          (c) the execution, delivery and performance of this Agreement will not constitute a violation of, be in conflict with, or result in, breach of any agreement or contract to which it is a party or to which it is bound;

          (d) this Agreement constitutes a legal, valid and binding agreement of Cordis and is enforceable in accordance with its terms and conditions except as such enforcement may be limited by general principles of bankruptcy, insolvency or other similar laws affecting, (a) creditors' rights generally; or
                  (b) a regulation of competition or franchises;

          (e) it shall comply with all applicable laws, regulations, ordinances, statutes, decrees, or proclamations of all governmental authorities of which it is actually aware including, without limitation, the regulatory authorities having jurisdiction over the Products, Cordis and the Territory;

          (f) it shall not modify or alter any of the Products or the Trademarks or add to or remove any items from the Products or to or from the containers or packages in which the Products are packaged without receiving EndoSonics' prior consent;

          (g) it shall not make any additional warranties or any false claims regarding the features, operations or marketing of the Products; and

          (h) it shall not employ deceptive or illegal practices in marketing, advertising or selling the Products.

                                       8.

12.       SECTION 12: REPRESENTATIONS AND WARRANTIES OF EndoSonics

          EndoSonics hereby represents and warrants to Cordis that:

          (a) EndoSonics has the power to execute, deliver and perform the terms and conditions of this Agreement and has taken all the necessary action to authorize the execution, delivery and performance hereof;

          (b) the execution, delivery and performance of this Agreement will not contravene any provision of any law, statute, rule, regulation or policy of any local, state or governmental authority of which it is actually aware;

          (c) the execution, delivery and performance of this Agreement will not constitute a violation of, be in conflict with, or result in, breach of any agreement or contract to which it is a party or to which it is bound, except as provided in the disclosure letter incorporated as Exhibit E;

          (d) this Agreement constitutes a legal, valid and binding agreement of EndoSonics and is enforceable in accordance with its terms and conditions except as such enforcement may be limited by general principles of bankruptcy, insolvency or other similar laws affecting, (a) creditors' rights generally; or (b) the regulation of competition or franchise;

          (e) it shall comply with all applicable laws, regulations, ordinances, statutes, decrees, or proclamations of all governmental authorities, of which it is actually aware, including, without limitation, the regulatory authorities having jurisdiction over the Products, EndoSonics and the Territory and the Products sold to Cordis;

          (f) the Products shall be manufactured in accordance with GMPs and the Act;

          (g) when tendered to Cordis, the Products shall be free from material defects in manufacture, workmanship and materials, and shall be in compliance with EndoSonics' design, manufacturing, packaging, labeling and sterilization specifications; and

          (h) EXCEPT FOR THE WARRANTIES MADE IN THIS SECTION 12 AND SECTION 13 AND THE WARRANTY MADE DIRECTLY TO PURCHASERS OF THE SYSTEM PURSUANT TO SECTION 16 HEREOF, EndoSonics DOES NOT WARRANT THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PRODUCTS OR THE PERFORMANCE THEREOF, DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO PRODUCTS, SPECIFICATIONS, SUPPORT, SERVICE OR ANYTHING ELSE AND DOES NOT MAKE ANY WARRANTY TO CORDIS' CUSTOMERS OR AGENTS. EndoSonics HAS NOT AUTHORIZED ANYONE TO MAKE ANY REPRESENTATION OR WARRANTY OTHER THAN AS PROVIDED ABOVE.

                                       9.

13.       SECTION 13: GUARANTY OF ENDOSONICS

          The articles comprising each shipment of the Products or other deliveries hereafter made by EndoSonics to, or in the order of Cordis, are hereby guaranteed at the time of such tender to not be Adulterated or Misbranded (as such terms are used within the meaning of the Act), or, an article which may not, under the provisions of Sections 404, 505 or 512 of the Act, be introduced into interstate commerce in the United States of America.

14.       SECTION 14: ADDITIONAL OBLIGATIONS OF CORDIS

14.1.     Marketing, Promotion, Distribution and Sale of the Products:

          Cordis shall provide adequate personnel and facilities, and maintain sufficient inventory of Products for demonstration purposes, necessary to perform its obligations hereunder. Within 30 days prior to the beginning of each calendar year, upon EndoSonics' request, Cordis shall prepare and submit to EndoSonics an outline of Cordis' marketing plan for such calendar year.

14.2.     Marketing Managers:

          Cordis shall appoint a United States and a European intracoronary ultrasound marketing manager to interface with EndoSonics' United States and European clinical and support staff.

14.3.     Product Recalls:

          In the event of any recall of the Products, either voluntary or otherwise, Cordis' responsibility shall be limited to cooperating and assisting EndoSonics in locating and retrieving such recalled Products, as requested by EndoSonics and at EndoSonics' expense.

14.4.     Complaints and Returns:

          Cordis shall, as soon as reasonably practicable, notify, document and forward to EndoSonics all customer complaints and any Products returned in connection therewith. EndoSonics shall respond to Cordis within ten business days of receipt of a complaint and Cordis shall report EndoSonics' findings to customers, if applicable. EndoSonics shall work diligently to resolve all customer complaints.

15.       SECTION 15:  ADDITIONAL OBLIGATIONS OF ENDOSONICS

15.1.     Supply of Product:

          EndoSonics shall supply Cordis' requirements for the Products in the Territory consistent with the delivery Schedule and the Minimum Purchase Amount.

15.2.     Registration Support:

          EndoSonics shall assist Cordis in registering the Products in the Territory by providing Cordis with:

                                       10.

          (a) materials in EndoSonics' possession necessary to obtain health registrations and marketing approvals, licenses and permits;

          (b)     certificates of analysis, export and compliance;

          (c)     trademark authorizations; and

          (d) such other information as Cordis shall reasonably request from time to time.

15.3.     Assistance:

          Upon execution of this Agreement EndoSonics shall, during the Term and each Renewal Term, if any:

         (a) deliver to Cordis all customer leads and inquiries in the Territory received in connection with the Products. Similarly, Cordis shall promptly refer any order for delivery of Products outside the Territory to EndoSonics;

          (b) provide reasonable assistance to Cordis in soliciting and consummating sales of the Products in the Territory.

15.4.     Regulatory Reporting and Analysis of returned Products:

          EndoSonics shall file, or cause to be filed, all reports required of a manufacturer pursuant to the applicable medical device reporting regulations. EndoSonics, as the manufacturer of the Products, shall perform all failure analysis on the Products within 30 days of receipt of each failed product and shall file all reports required with the applicable regulatory agency. EndoSonics shall further cooperate with and assist Cordis in submitting all reports that Cordis, as distributor of the products, may be required to file. Cordis shall promptly provide EndoSonics with copies of all such reports.

15.5.     Adverse Impact on the Products:

          Each party shall notify the other party's Regulatory Affairs and Quality Assurance Officer or other designee as soon as reasonably practicable of all actions or anticipated actions by any regulatory authority, that could adversely affect the manufacture, marketing, distribution or sale of the Products. Each party shall promptly provide copies to the other party of all reports, citations, violations, warnings and deficiencies received by such party in connection with the Products.

16.       SECTION 16: SERVICE AND MAINTENANCE; INSTALLATION

16.1.     Warranty and Service and Maintenance Agreements:

          EndoSonics shall make available to purchasers of the System its standard one-year warranty and an annual service and maintenance agreement, substantially in the forms set forth in Exhibit C and D, respectively. Such Warranty, service and maintenance for the [*] to the end customer shall be [*]. An annual service and maintenance agreement shall, exclusively through Cordis, be available in the Territory as from the [*] to the end customer. During the Term, Cordis' cost for such an annual service and maintenance agreement shall be $[*]. With respect to the Products, other than the

                * CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
                   PORTION HAS BEEN FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.

                                       11.

          System, EndoSonics shall offer purchasers thereof its standard warranty which shall be consistent with warranties offered by manufacturers of similar products and devices.

16.2.     Service and Maintenance:

          As set forth on EndoSonics' maintenance and support program, incorporated as Exhibit D, EndoSonics shall be solely responsible within the Territory for the service, repair and maintenance of all Systems, including dispatching calls and providing Cordis reports from time to time; except that, in such countries where Cordis distributes the System through distributors, at Cordis' option, such distributors shall, during the Term and each Renewal Term, if any, be responsible for servicing, repairing and maintaining the System. In such cases, EndoSonics shall, at its expense, provide training to such distributors regarding the service, repair and maintenance of the System.

          Upon termination of this Agreement for any reason whatsoever, EndoSonics shall take such steps as are necessary to provide on-going service, repair and maintenance of the systems installed through Cordis to end customers. Cordis or the end customers of Cordis shall bear the cost of all service, repairs and maintenance performed that is not covered under warranty.

16.3.     Installation:

          EndoSonics or an EndoSonics authorized representative shall be responsible within the Territory for the installation of the System with and at the location of the end customer indicated by Cordis and EndoSonics guarantees full installation at its cost and expense within 15 days of a written request for installation by Cordis, except that, in such countries where Cordis distributes the System through distributors, at Cordis' option, such distributors shall, during the Term and each Renewal Term, if any, be responsible for installation of the System. In such cases, EndoSonics shall, at its expense, provide training to such distributors regarding the installation of the System.

17.       SECTION 17: INDEMNIFICATION

17.1.     Indemnification by Cordis:

          Except with respect to any of the following that arises from gross negligence or willful misconduct of EndoSonics or its agents and subject to Section 17.3 Cordis shall indemnify, defend and hold harmless EndoSonics, its directors, officers, employees, representatives and agents from and against any and all claims, suits, losses, damages, costs, fees and expenses (including reasonable attorney's fees), and other liabilities asserted by parties, both governmental and nongovernmental, resulting from or arising out of (a) any misrepresentation of Cordis contained herein or breach of any warranty made by Cordis; (b) any breach, violation or nonperformance of any covenant, condition or agreement in this Agreement by Cordis; and (c) the material inaccuracy of any representation or warranty of the Products made by Cordis.

                                       12.

17.2      Indemnification by EndoSonics:

          Except with respect to any of the following that arises from the gross negligence or willful misconduct of Cordis or its agents and subject to Section 17.3, EndoSonics shall indemnify, defend and hold harmless Cordis, its directors, officers, employees, representatives and agents from and against any and all claims, suits, losses, damages, costs, fees and expenses (including reasonable attorneys' fees), and other liabilities asserted by third parties, both governmental and nongovernmental, resulting from or arising out of (a) any misrepresentation of EndoSonics contained herein or breach of any warranty or guaranty made by EndoSonics, (b) any breach, violation or nonperformance of any covenant, condition or agreement in this Agreement by EndoSonics, (c) the design of the Products, (d) any injury to any property or person arising in connection with the design, manufacture, use or application of the Products, (e) any infringement or alleged infringement of the Products on any product, device, method, process, trade name, trademark or patent, and (f) any and all taxes, fees, fines, penalties, assessments, charges, expenses or other governmental levies assessed on the Products which are not attributable to Cordis' acts or omissions.

17.3      Limitations to Indemnify:

          The indemnities of Sections 17.1 and 17.2 shall not apply (a) if the indemnified party fails to give the indemnifying party prompt notice of any claim it receives and such failure materially prejudices the indemnifying party, or (b) unless the indemnifying party is given the opportunity to approve any settlement. Furthermore, the indemnifying party shall not be liable for attorneys' fees or expenses of litigation of the indemnified party unless the indemnified party gives the indemnifying party the opportunity to assume control of the defense or settlement. In addition, if the indemnifying party assumes such control, it shall only be responsible for the legal fees and litigation expenses of the attorneys it designates to assume control of the litigation. In no event shall the indemnifying party assume control of the defense of the indemnified party without the consent of the indemnified party (which consent shall be given or not at its sole discretion).

18.       SECTION 18: INSURANCE

          EndoSonics shall, during the Term and each Renewal Term, if any, purchase and maintain insurance naming EndoSonics as insured and Cordis as an additional insured, insuring EndoSonics' indemnification obligations set forth herein, except for Section 17.2(e), with such terms and coverages and in such companies satisfactory to Cordis and with such commercially reasonable increases and limits as Cordis may from time to time request, but initially in an amount not less than $[*] per occurrence combined single limit and $[*] in the aggregate, except for product liability insurance which will be in the amount of $[*]. EndoSonics shall furnish to Cordis policies or certificates evidencing such insurance coverage, which policies or certificates shall state that such insurance coverage may not be changed or canceled without at least 10 days prior written notice to Cordis.

19.       SECTION 19: INSPECTIONS

          Cordis, its agents or representatives shall be provided with reasonable access to inspect EndoSonics' manufacturing facilities and manufacturing Records during EndoSonics' regular hours of business upon reasonable prior notice. EndoSonics shall

                * CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
                   PORTION HAS BEEN FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.




                                       13.

          cooperate with Cordis' inspectors and shall provide Cordis with copies of all documents reasonably required by Cordis to properly perform such inspections.

20.       SECTION 20: CONFIDENTIALITY

          During the Term and each Renewal Term, if any, it is anticipated that the parties shall disclose to each other confidential or proprietary information ("Confidential Information"). Confidential Information shall include all technology, inventions, designs, processes, formulas, computer software, specifications, customer lists, product development plans, forecasts, and all other business, technical and financial Information provided to the other party.

          If a party orally transmits information that it deems to be of a confidential nature, such party shall, within 30 days from the transmittal thereof, summarize such information in a written form and mark such information "Confidential" and provide a copy of such writing to the other party. The duty of confidentiality set forth herein shall not apply to information that:

         (a) is, at the time of disclosure, in the public domain and generally available;

         (b) after disclosure, enters the public domain except where such entry is a direct result of a breach of this Agreement;

         (c) prior to disclosure, was already known to the party receiving such information, as evidenced by its written records;

         (d) subsequent to disclosure, is obtained from a third party in possession of such information and not under a contractual or fiduciary obligation to keep such information in confidence;

         (e) is filed with any governmental or any regulatory authority and available to the public; or

         (f) is disclosed pursuant to any judicial or governmental requirement or order.

          The parties' duty of confidentiality set forth above shall be limited to the Term, each Renewal Term, if any, and 12 months from the expiration thereof.

21.       SECTION 21: TAXES

21.1 Cordis shall pay to or reimburse EndoSonics any value-added, sales, use, excise, property or other tax, tariff, duty or assessment levied or imposed by any governmental authority including, without limitation, any country, state, province, city or county, arising out of or related to the transactions contemplated under this Agreement which EndoSonics is at any time obligated to pay, charge or collect as a result of Cordis' sale of the Products (other than any tax based on corporate net income of EndoSonics).

21.2 In the event that any applicable law or treaty requires Cordis to withhold any part of the sale price of the Products and remit such amount to a governmental body as an advance payment of EndoSonics' tax liability, Cordis shall comply with the specific requirements of such law or treaty, and Cordis will do all of the following:

                                       14.

          (a) notify EndoSonics as soon as reasonably practicable of the assertion by governmental authorities of any such possible requirement;

          (b) promptly furnish EndoSonics with copies of all documents, assessments, and correspondence between Cordis and any governmental authorities which relate to such requirement;

          (c) assist EndoSonics in completing any documents required in order for EndoSonics to claim an appropriate credit against applicable taxes, seek a refund of the amount withheld or appeal or contest the assessment or claim; and

          (d) promptly cease any such withholding immediately upon the expiration, termination or rescission of such requirement.

22.       SECTION 22: OBLIGATION TO MAKE PAYMENT IN US DOLLARS

          All payments to be made by either party hereunder shall be made in US Dollars, or such other currency as the parties may agree upon. In the event another currency is so agreed upon, then the amount to be paid shall be calculated using the New York foreign exchange selling rate for that other currency for the business day preceding the invoice date as published in the Wall Street Journal. Payments may be made via wire transfer upon the concurrence of both parties.

23.       SECTION 23: MISCELLANEOUS

23.1      Notices:

          All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing, shall be deemed to have been duly given when delivered in person, or when sent by telex or telecopy or other facsimile transmission (with the receipt confirmed), or on the fifth business day after posting thereof by registered or certified mail, return receipt requested, prepaid and addressed as follows (or such other address as the parties may designate by written notice in the manner of aforesaid):

          If to Cordis:

          Cordis Corporation
          14201 N.W. 60th Avenue
          Miami Lakes, Florida 33014
          USA
          Attention:       A.J. Novak
                           Vice President and CFO
          Telephone:       (305) 824.2357
          Facsimile:       (305) 824.2440

                           and

          Cordis S.A. (Belgium)
          Waterloo Office Park
          Dreve Richelle 161 H
          1410 Waterloo
          Belgium

                                       15.

          Attention:       P. Monks
                           Managing Director
          Telephone:       +32-2-352.1472
          Facsimile:       +32-2-352.1592

          If to EndoSonics:

          EndoSonics Corporation
          6616 Owens Drive
          Pleasanton, California 94588
          USA
          Attention:       R. Warnking
                           President and CEO
          Telephone:       (510) 734.0464
          Telefax          (510) 734.0465

                           and

          EndoSonics Europe B.V.
          Overschieseweg 54
          3044 EG Rotterdam
          The Netherlands
          Attention:       Dr. J.P.C. de Weerd
                           Managing Director
          Telephone:       +31-10-437.5977
          Telefax:         +31-10-437.5972

23.2.     Governing Law:

          This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Florida (except that the United States federal law will govern copyright and trademark matters).

23.3.     Non-Assignment:

          This Agreement may not be assigned by either party without the prior written consent of the other party.

23.4      Entire Agreement:

          This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior representations, agreements and understandings among the parties with respect to such subject matter, specifically the formal Distribution Agreement entered into by Cordis and EndoSonics on the 29th day of August 1994, which was followed by an Agreement to Amend on July 20, 1995, and the Exclusive Distribution Agreement entered into by Cordis S.A. (Belgium) and EndoSonics Nederland B.V., a wholly owned subsidiary of EndoSonics, on the first day of November, 1994 that was followed by an Agreement to Amend on December 20, 1994 and a Second Agreement to Amend on the first day of June, 1995, all of which are hereby terminated.

23.5      Remedies Cumulative:

                                       16.

          The rights, powers and remedies set forth herein are cumulative and shall be in addition to any and all other rights, powers and remedies provided by law. The exercise of any right or remedy hereunder shall not in any way constitute a cure under this Agreement, or prejudice either party in the exercise of any of its rights under this Agreement or law.

23.6      Attorneys' Fees:

          If litigation between the parties arises out of or relates to this Agreement, the prevailing party of any such litigation shall, for as long as allowed by the law and jurisdiction ruling the litigation, be entitled to recover from the other party its reasonable attorneys' and legal assistants' fees and other costs incurred in such litigation (including appellate litigation).

23.7      Amendment:

          No changes or amendments or alterations shall be effective unless in writing and signed by all parties hereto.

23.8      Waiver:

          No waiver of any default in the performance of any of the duties or obligations arising out of this Agreement shall be valid unless in writing and signed by the waiving party. Waiver of any one default shall not constitute or be construed as creating waiver of any other default or defaults. No course of dealing between the parties shall operate as a waiver or preclude the exercise of any rights or remedies under this Agreement. Failure on the part of either party to object to any act or failure to act of the other party, or declare the other party in default, regardless of the extent of such default, shall not constitute a waiver by the party of its rights hereunder.

23.9      Severability:

          If any provision of this Agreement shall be held to be unenforceable in whole or in part, then the invalidity of such provision shall not be held to invalidate any other provision herein and all other provisions shall remain in full force and effect.

23.10     Force Majeure:

          No delay or failure of EndoSonics or Cordis to perform any of their respective obligations under this Agreement shall be considered a breach of this Agreement if it results from any cause beyond the control of EndoSonics or Cordis, as the case may be, including, without limitation, any act of God, earthquake, hurricane, fire, flood, strike, lockout or other dispute, natural catastrophe, severe weather or public emergency, insurrection, riot, war, transportation shortage, or actions of governmental authorities.

23.11     Survival of Sections:

          The obligations set forth in Sections 3.3, 8, 9.2, 9.6, 11, 12, 13, 14.3, 15.4, 15.5, 16.1, 16.2, 17 and 20 through 23 shall survive the termination of this Agreement.

23.12     Counterparts:

                                       17.

          This Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed an original and all which together shall constitute one and the same agreement.

23.13     Captions:

          The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date written above.

EndoSonics Corporation

R.J. Warnking
By: /s/ R.J. Warnking
Title:  President & CEO

Cordis Corporation

A.J. Novak
By: /s/ A.J. Novak
Title: Vice President and CFO

                                       18.

                                    EXHIBIT A

PRODUCTS AND PRICES

1.  US Products and Price list

    Description                                       Part number        Price
    [*]                                                S7700471           [*]
    [*]                                                S7700471i          [*]
    [*]                                                S9200054           [*]
    [*]                                                                   [*]
    [*]                                                C5400700           [*]
    Catheters                                                             Monthly shipping volume by
                                                                               catheter category
                                                                              Price           Price            Price
                                                                               [*]             [*]              [*]

    Visions(R) 3.5F OTW                                C8804700                [*]             [*]              [*]
    Visions(R) F/X                                     C8852700                [*]             [*]              [*]
    Visions(R) Five-64(TM)                                                     [*]             [*]              [*]
    OTW
    Visions(R) Five-64(TM)                                                     [*]             [*]              [*]
    F/X

    Oracle(R)Micro OTW                2.0mm            C8805120                [*]             [*]              [*]
                                      2.5mm            C8805125                [*]             [*]              [*]
                                      3.0mm            C8805130                [*]             [*]              [*]
                                      3.5mm            C8805135                [*]             [*]              [*]

    Oracle(R)Focus(TM)OTW             2.5mm                                    [*]             [*]              [*]
                                      3.0mm                                    [*]             [*]              [*]
                                      3.5mm                                    [*]             [*]              [*]
                                      4.0mm                                    [*]             [*]              [*]

    Oracle(R) MegaSonics(TM)          2.5mm                                    [*]             [*]              [*]
    OTW

                                      3.0mm                                    [*]             [*]              [*]
                                      3.5mm                                    [*]             [*]              [*]
                                      4.0mm                                    [*]             [*]              [*]

All US Products sales are F.O.B. Rancho Cordova, California (systems and system options) or Pleasanton, California (catheters). For pricing purposes, catheter categories include Visions(R), Visions(R) Five-64, Oracle(R) Micro, Oracle(R) Focus and Oracle(R) MegaSonics(TM).

                * CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
                   PORTION HAS BEEN FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.

                                       19.

2.  Europe Products and Price
   List

    Description                           Part number            Price
    EndoSonics

    [*]                                   S7700471               [*]
    [*]                                   S7700471i              [*]
    [*]                                   S9200054               [*]
    [*]                                                          [*]
    [*]                                   C5400700               [*]
    Catheters                                                                Monthly shipping volume by
                                                                                 catheter category

                                                                             Price           Price             Price
                                                                             [*]             [*]               [*]

    Visions(R) 3.5F                                   C8804700               [*]             [*]               [*]
    OTW
    Visions(R) F/X                                    C8852700               [*]             [*]               [*]

    Visions(R) Five-                                                         [*]             [*]               [*]
    64(TM) OTW

    Visions(R) Five-                                                         [*]             [*]               [*]
    64(TM) F/X

    Oracle(R) Micro              2.0mm                C8805120               [*]             [*]               [*]
    OTW

                                 2.5mm                C8805125               [*]             [*]               [*]
                                 3.0mm                C8805130               [*]             [*]               [*]
                                 3.5mm                C8805135               [*]             [*]               [*]

    Oracle(R) Micro              2.0mm                C8856120               [*]             [*]               [*]
    F/X

                                 2.5mm                C8856125               [*]             [*]               [*]
                                 3.0mm                C8856130               [*]             [*]               [*]
                                 3.5mm                C8856135               [*]             [*]               [*]

    Oracle(R) Focus(TM)          2.5mm                                       [*]             [*]               [*]
    OTW

                                 3.0mm                                       [*]             [*]               [*]
                                 3.5mm                                       [*]             [*]               [*]
                                 4.0mm                                       [*]             [*]               [*]

    Oracle(R)Focus(TM)           2.5mm                66125                  [*]             [*]               [*]
    F/X

                                 3.0mm                66130                  [*]             [*]               [*]
                                 3.5mm                66135                  [*]             [*]               [*]
                                 4.0mm                66140                  [*]             [*]               [*]









                * CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
                   PORTION HAS BEEN FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.

                                       20.

    Description                                       Part                       Monthly shipping volume by catheter
                                                     number                                   category

                                                                    Price               Price                 Price

    EndoSonics                                                      [*]                 [*]                   [*]

    Oracle(R)                  2.5mm                                [*]                 [*]                   [*]
    MegaSonics (TM)
    OTW

                               3.0mm                                [*]                 [*]                   [*]

                               3.5mm                                [*]                 [*]                   [*]

                               4.0mm                                [*]                 [*]                   [*]

    Oracle(R)                  2.5mm            36125               [*]                 [*]                   [*]
    MegaSonics(TM)
    F/X

                               3.0mm            36130               [*]                 [*]                   [*]

                               3.5mm            36135               [*]                 [*]                   [*]

                               4.0mm            36140               [*]                 [*]                   [*]


    Description                                 Part                Price
                                                number
    Du-MED

    INTRASOUND(R)                               17002               [*]

    Peripheral
    Vascular
    Imaging System

    PRINCEPS(R)                                 50001               [*]
    Catheter 4.1
    ccs

    PRINCEPS(R)                                 50003               [*]
    Catheter 4.3
    ccs

All Europe Products sales are F.O.B. Rotterdam, The Netherlands, except the Oracle(R) Imaging System and In-Vision(TM) option which are F.O.B. Rancho Cordova, California. For pricing purposes, catheter categories include Visions(R), Visions(R) Five-64, Oracle(R) Micro, Oracle(R) Focus and Oracle(R) MegaSonics(TM).

                * CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
                   PORTION HAS BEEN FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.

                                       21.

                                    EXHIBIT B

MINIMUM PURCHASE AMOUNT

During the Term, Cordis shall use reasonable efforts to purchase Products for Minimum Annual Purchase Amounts as set forth below.

Calendar Year                       Minimum Purchase Amount (M$)

1996                                        [*]

1997                                        [*]

1998                                        [*]

                * CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
                   PORTION HAS BEEN FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION.

                                       22.

                                    EXHIBIT C

                                    WARRANTY

1.       Systems Limited Warranty

         NOTICE: EndoSonics reserves the right to make changes in its products in order to improve design or performance.

         Subject to the conditions and limitations on liability stated herein, EndoSonics warrants that Systems as so delivered shall materially conform to EndoSonics' then current specifications for Systems, for a period of one year from the date of delivery. ANY LIABILITY OF EndoSonics WITH RESPECT TO THE SYSTEM OR THE PERFORMANCE THEREOF UNDER ANY WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY WILL BE LIMITED EXCLUSIVELY TO SYSTEM REPAIR, REPLACEMENT OR, IF REPLACEMENT IS INADEQUATE AS A REMEDY OR, IN EndoSonics' OPINION IMPRACTICAL, TO REFUND THE PRICE PAID FOR THE SYSTEM. EXCEPT FOR THE FOREGOING, THE SYSTEM IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED. INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF FITNESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. FURTHER, EndoSonics DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE SYSTEM OR WRITTEN MATERIALS IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE.

Cordis understands that EndoSonics is not responsible for and will have no liability for any items or any services provided by any persons other than EndoSonics' authorized personnel. EndoSonics shall have no liability for delays or failures beyond its reasonable control.

The happening of any one or more of the following events will void the warranty:

1 - Defects due to negligence, alteration. modification, installation or repair by anyone other than EndoSonics authorized personnel, or a representative of Cordis authorized by EndoSonics to repair the material.

2 -      Abuse or misuse by end customer.

3 - Attempted or actual dismantling, disassembling, service or repair in a procedure not specifically authorized by EndoSonics.

4 - Operating the System in a manner that is not in conformance with purchase specifications and specifications contained in the Operator's manual, and/or supplements.

5 - Maintenance of the System which is not in accordance with procedures in the Operator's manual, and/or supplements.

6 - Repair, alteration or modification of the System in any way other than by EndoSonics' authorized personnel, or without EndoSonics' authorization.

                                       23.

         If claims under this warranty become necessary, and the System or components of the System are to be returned, Cordis shall contact EndoSonics for instructions and issuance of a Returned Materials Authorization number. The System or components will not be accepted for warranty purposes unless the return has been authorized by EndoSonics.

         System parts or components repaired or replaced under warranty bear the same warranty expiration date as the original equipment. Consumable parts (including, but not limited to rechargeable batteries, etc.) are warranted only against defects in materials and workmanship. System parts purchased outside the original warranty period are warranted for a period of 90 days, subject to all of the restrictions contained in this Limited Warranty. Use of unauthorized replacement parts may void the warranty. In all cases, EndoSonics will be the sole judge as to what constitutes warrantable damage.

2.  Catheters limited warranty

         Subject to the conditions and limitations on liability stated herein, EndoSonics warrants that Catheters, as so delivered, shall materially conform to EndoSonics' then current specifications for Catheters upon receipt. ANY LIABILITY OF EndoSonics, WITH RESPECT TO CATHETERS OR THE PERFORMANCE THEREOF UNDER ANY WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY, WILL BE LIMITED EXCLUSIVELY TO CATHETER REPLACEMENT OR, IF REPLACEMENT IS INADEQUATE AS A REMEDY OR, IN EndoSonics' OPINION IMPRACTICAL, TO REFUND THE PRICE PAID FOR THE CATHETER. EXCEPT FOR THE FOREGOING, CATHETERS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF FITNESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. FURTHER, EndoSonics DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF CATHETERS OR WRITTEN MATERIALS IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE.

         Cordis understands that EndoSonics is not responsible for and will have no liability for any items or any services provided by any persons other than EndoSonics authorized personnel. EndoSonics shall have no liability for delays or failures beyond its reasonable control.

         Additionally, this warranty does not apply if:

         1. A Catheter is used in a manner other than described by EndoSonics in the Physicians Guide and Instructions for Use supplied with the Catheter.

         2. A Catheter is used in a manner that is not in conformance with purchase specifications or specifications contained in the Physicians Guide and Instructions for Use.

         3.       A Catheter is re-used or re-sterilized.

         4. A Catheter is repaired, altered or modified in any way by personnel other than EndoSonics authorized personnel, or without EndoSonics' authorization.

                                       24.

         If claims under this warranty become necessary, Cordis shall contact EndoSonics for instructions and issuance of a Returned Materials Authorization number, if a catheter is to be returned. Catheters will not be accepted for warranty purposes unless the return has been authorized by EndoSonics.

3.  Additional limitations to warranty

         All Products should be inspected for obvious damage upon arrival. If Products have been damaged in transit, the EndoSonics Service department must be notified within 72 hours. All claims for nonconforming or defective Products must be made in writing within ten
         (10) days after delivery to Cordis, and any claims not made within this period shall be deemed waived and released.

         IN NO EVENT SHALL EndoSonics BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES DUE TO ANY CAUSE WHATSOEVER. No suit or action shall be brought against EndoSonics more than one year after the related cause of action has occurred.

         THE FOREGOING CONSTITUTES EndoSonics' SOLE LIABILITY AND CORDIS' SOLE REMEDY WITH RESPECT TO PRODUCTS SOLD BY EndoSonics.

                                       25.

                                    EXHIBIT D

                     EXTENDED MAINTENANCE AGREEMENT PROGRAM

CONDITIONS OF EXTENDED MAINTENANCE AGREEMENT

Call Window

         8:30 A.M. to 5:00 P.M. (Pacific Time Zone for USA, Central European Time for Europe) Monday through Friday excluding EndoSonics holidays.

Response Time

         48 Hour Response Time during specified call window.

Payment Schedule

         Annually in advance.

Term

         The Extended Maintenance Agreement shall be effective when signed by both parties. The initial term is twelve (12) months from the commencement date, unless modified on the face of the contract document.

Eligibility for Service

         The Extended Maintenance Agreement shall only be valid as long as the equipment covered by it is properly installed, and is serviced by EndoSonics authorized personnel only. EndoSonics site environmental conditions must be met at all times.

Service Responsibilities of EndoSonics

         1 EndoSonics shall maintain the equipment in good condition and furnish space for calls received within the call window. Specifically, EndoSonics shall:

                  A. Provide scheduled planned maintenance and safety check one (1) time per year. Planned maintenance is to be scheduled two weeks in advance within the call window, excluding holidays.

                  B. Provide response to requests for remedial service within the call window. Requests for service outside these hours will be provided on a best effort basis at an additional charge.

                  C. Provide all expenses incurred by EndoSonics Technical Representative including airfare, lodging, and travel time fees.

                  D. Provide original parts or parts of at least equal quality.

                  E. Provide all applicable safety and reliability modifications at no charge.

                  F.       Provide all applicable software updates at no charge.

                                       26.

         2. EndoSonics shall, at no additional cost to the customer, provide replacement equipment on loan, should EndoSonics fail to service or repair customer's equipment within a reasonable time period.

         3.       Parts not covered under this Agreement are:

                  Supplies, Video Cassettes and Consumables.

Responsibilities of Customer

                  Customer shall notify EndoSonics immediately of equipment malfunction and allow EndoSonics full unrestricted access to all equipment and areas in which the equipment is commonly operated.

Charges

         1. Payments of service charges are due forty-five (45) days from the date of the Invoice.

         2. All service calls received outside the call window are subject to a four (4) hour minimum charge and any additional hours necessary to complete the repair are based upon the overtime rates prevailing at the time.

                  EndoSonics' overtime rates are:

                  (a) one and one half (1.5) times the normal hourly rate after 5:00 P.M. and before 8:00 A.M. Monday through Friday and all day Saturday.

                  (b) two (2) times the normal hourly rate on Sundays and scheduled EndoSonics holidays.

         4. Charges are exclusive of, and Customer is responsible for, all sales, use, and like taxes where applicable.

                                       27.

                                    EXHIBIT E

                                    TERRITORY

North America                    Portugal                       Morocco
The United States of America     Rumania                        Mozambique
and its territories and          Russia                         Namibia
possessions                      Slovak Republic                Niger
Canada                           Slovenia                       Nigeria
Mexico                           Spain                          Rep. Guinea
                                 Sweden                         Ruanda
                                 Switzerland                    Senegal
                                 Tajikistan                     Sierra Leone
Europe                           Turkey                         Somalia
Albania                          Turkmenistan                   South Africa
Andorra                          Ukraine                        Sudan
Armenia                          United Kingdom                 Swaziland
Austria                          Uzbekistan                     Tunisia
Belgium                          Yugoslavia                     Uganda
Bosnia Herzegovina                                              Zaire
Bulgaria                                                        Zambia
Byelorus                                                        Zimbabwe
Croatia                          Africa
Cyprus                           Algeria
Czech Republic                   Angola
Denmark                          Benin                          Middle East
Estonia                          Burkina Faso                   Bahrain
Finland                          Burundi                        Iran
France                           Cameroon                       Iraq
Georgia                          Central African Rep.           Israel
Germany                          Chad                           Jordan
Greece                           Congo                          Kuwait
Hungary                          Djibouti                       Lebanon
Iceland                          Egypt                          Oman
Ireland                          Equatorial Guinea              Qatar
Italy                            Eritrea                        Saudi Arabia
Kazachstan                       Ethiopia                       Syria
Kirgisia                         Gabon                          UAE
Latvia                           Gambia                         Yemen, North
Liechtenstein                    Ghana
Lithuania                        Guinea Bissau
Luxemburg                        Ivory Coast
Macedonia                        Lesotho
Malta                            Liberia
Moldavia                         Libya
Monaco                           Madagascar
Netherlands                      Malawi
Norway                           Mali
Poland                           Mauritania

                                       28.

                                    EXHIBIT F


                                DISCLOSURE LETTER





                                      29